Exhibit 99.1

PetIQ, Inc. Announces Proposed Convertible Senior Notes Offering

to Fund Capstar Acquisition

EAGLE, Idaho, May 14, 2020 (GLOBE NEWSWIRE) -- PetIQ, Inc. (“PetIQ”) (NasdaqGS: PETQ) today announced its intention to offer, subject to market and other conditions, $125,000,000 aggregate principal amount of convertible senior notes due 2026 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). PetIQ also expects to grant the initial purchasers of the notes a 30-day option to purchase up to an additional $18,750,000 principal amount of notes.

The notes will be senior, unsecured obligations of PetIQ, will accrue interest payable semi-annually in arrears and will mature on June 1, 2026, unless earlier repurchased, redeemed or converted. Noteholders will have the right to convert their notes in certain circumstances and during specified periods. PetIQ will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock or a combination of cash and shares of its Class A common stock, at PetIQ’s election. The notes will be redeemable, in whole or in part, for cash at PetIQ’s option at any time, and from time to time, on or after June 1, 2023 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of PetIQ’s Class A common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

PetIQ intends to loan the proceeds of the offering, after deducting the initial purchasers’ discounts and commissions and the cost of entering into the capped call transactions described below, to PetIQ Holdings, LLC (“Holdco”). PetIQ intends to cause Holdco to use the remaining proceeds to pay its offering expenses, to fund PetIQ’s previously announced acquisition of the Capstar® portfolio from Elanco Animal Health, Inc. and related fees and expenses, and for working capital and other general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, then PetIQ intends to use a portion of the additional proceeds to fund the cost of entering into additional capped call transactions as described below.

In connection with the pricing of the notes, PetIQ expects to enter into privately negotiated capped call transactions with one or more dealers, which may include certain initial purchasers or their affiliates and/or one or more financial institutions (the "option counterparties"). The capped call transactions are expected to cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of PetIQ’s Class A common stock underlying the notes. If the initial purchasers exercise their option to purchase additional notes, PetIQ expects to enter into additional capped call transactions with the option counterparties.

The capped call transactions are expected generally to reduce the potential dilution to PetIQ's Class A common stock upon any conversion of the notes and/or offset any potential cash payments PetIQ is required to make in excess of the principal amount of converted notes, as the case may be, upon any conversion of the notes. However, if the market price per share of PetIQ's Class A common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to PetIQ's Class A common stock and/or purchase shares of PetIQ's Class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of PetIQ's Class A common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to PetIQ's Class A common stock and/or purchasing or selling PetIQ's Class A common stock or other securities in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also affect the market price of PetIQ's Class A common stock or the notes, which could affect the ability of noteholders to convert the notes, and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the number of shares of PetIQ Class A common stock and the value of the consideration that noteholders would receive upon conversion of the notes.

The offer and sale of the notes and any shares of Class A common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Class A common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About PetIQ

PetIQ is a leading pet medication and wellness company delivering a smarter way for pet parents to help their pets live their best lives through convenient access to affordable veterinary products and services. PetIQ engages with customers through more than 60,000 points of distribution across retail and e-commerce channels with its branded distributed medications, which are further supported by its own world-class medications manufacturing facility in Omaha, Nebraska. PetIQ’s national service platform, VIP Petcare, operates in over 3,400 retail partner locations in 41 states providing cost-effective and convenient veterinary wellness services. PetIQ believes that pets are an important part of the family and deserve the best products and care we can give them.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of the proceeds and the anticipated terms of, and the effects of entering into, the capped call transactions described above. Forward-looking statements represent PetIQ’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of PetIQ’s Class A common stock and risks relating to PetIQ’s business, including the impact of COVID-19 on PetIQ’s business and the global economy and the risks set forth under the heading “Risk Factors” in PetIQ’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and other reports filed from time to time with the Securities and Exchange Commission. PetIQ may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offer or the notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and PetIQ does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact:

Investor Relations Contact:	Media Relations Contact:
ICR Jeff Sonnek 646-277-1263 jeff.sonnek@icrinc.com	ICR Cory Ziskind 646-277-1232 cory.ziskind@icrinc.com